Mechanics + HomeStreet Introducing the premier West Coast community bank March 31, 2025 Seattle, WA San Francisco, CA Los Angeles, CA

Disclaimer 2 Cautionary Note Regarding Forward Looking Statements When used in this presentation and in other documents filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”), in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “m ight,” “may” or similar expressions are intended to identify “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Mechanics Bank, HomeStreet, Inc. (“HomeStreet”) and HomeStreet Bank (the “Transaction”), including future financial and operating results, and the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are subject to risks, uncertainties, assumptions, estimates, and other important factors that may cause actual results to differ materially from those projected. In addition to factors previously disclosed in HomeStreet’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: a) the occurrence of any event, change, or other circumstance that could give rise to the right of one or all of the parties to terminate the merger agreement to which Mechanics Bank, HomeStreet and HomeStreet Bank are parties; b) the outcome of any legal proceedings that may be instituted against Mechanics Bank, HomeStreet or HomeStreet Bank; c) the possibility that the Transaction does not close when expected or at all because required regulatory, shareholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction); d) the risk that the benefits from the Transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Mechanics Bank, HomeStreet and HomeStreet Bank operate; e) changes in asset quality and credit risk; f) the inability to sustain revenue and earnings growth; g) customer borrowing, repayment, investment and deposit practices; h) customer disintermediation; i) the ability to promptly and effectively integrate the businesses of Mechanics Bank, HomeStreet and HomeStreet Bank; j) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; k) reputational risk and potential adverse reactions of Mechanics Bank’s, HomeStreet’s or HomeStreet Bank’s customers, employees or other business partners, including those resulting from the announcement or completion of the Transaction; l) the dilution caused by HomeStreet’s issuance of additional shares of its capital stock in connection with the Transaction; m) and the diversion of management’s attention and time from ongoing business operations and opportunities on Transaction-related matters. These factors are not necessarily all of the factors that could cause Mechanics Bank’s, HomeStreet’s, HomeStreet Bank’s or the combined company’s actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could significantly harm Mechanics Bank’s, HomeStreet’s, HomeStreet Bank’s or the combined company’s results. Forward-looking statements speak only as of the date they are made and Mechanics Bank, HomeStreet and HomeStreet Bank do not undertake or assume any obligation to update any of these statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If Mechanics Bank, HomeStreet or HomeStreet Bank update one or more forward-looking statements, no inference should be drawn that Mechanics Bank, HomeStreet or HomeStreet Bank will make additional updates with respect to those or other forward-looking statements. Further information regarding HomeStreet and HomeStreet Bank, and factors which could affect the forward-looking statements contained herein can be found in HomeStreet’s filings with the SEC.

Disclaimer (cont’d) 3 No Offer or Solicitation This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Additional Information about the Transaction and Where to Find It In connection with the Transaction, HomeStreet will file with the SEC a Registration Statement on Form S-4 to register the shares of HomeStreet (which will be renamed Mechanics Bancorp following the closing) capital stock to be issued in connection with the Transaction. The Registration Statement will include a consent solicitation statement of Mechanics Bank and a proxy statement of HomeStreet that also constitutes a prospectus. The definitive joint consent solicitation statement/proxy statement/prospectus will be sent to the shareholders of HomeStreet seeking their approval of the Transaction and other related matters and to shareholders of Mechanics Bank. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT CONSENT SOLICITATION STATEMENT/PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE CONSENT SOLICITATION STATEMENT/JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING HOMESTREET, HOMESTREET BANK, MECHANICS BANK, THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by HomeStreet through the website maintained by the SEC at http://www.sec.gov or from HomeStreet at its website, https://ir.homestreet.com/sec-filings/all-filings/default.aspx. Documents filed with the SEC by HomeStreet will be available free of charge by accessing the “Investor Relations” page of HomeStreet’s website at https://ir.homestreet.com/sec-filings/all-filings/default.aspx. Participants in the Solicitation Mechanics Bank, HomeStreet and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from HomeStreet’s shareholders in connection with the Transaction. Information about the interests of the persons who may be deemed to be participants in the solicitation of shareholders of HomeStreet in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint consent solicitation statement/proxy statement/prospectus related to the Transaction, which will be filed by HomeStreet with the SEC. Information about the directors and executive officers of HomeStreet, their ownership of HomeStreet common stock, and HomeStreet’s transactions with related persons is set forth in the sections entitled “HomeStreet Corporate Governance and Other Matters,” “2023 Executive Compensation Program,” “2023 Summary Compensation Table” and “Principal Shareholders of HomeStreet” in the definitive proxy statement filed in connection with HomeStreet’s meeting of shareholders held on June 18, 2024, as filed with the SEC on Schedule 14A on May 16, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/1518715/000155278124000348/e24254_hmst-defm14a.htm). To the extent holdings of HomeStreet common stock by the directors and executive officers of HomeStreet have changed from the amounts held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Free copies of these documents may be obtained as described above.

Agenda Transaction overview Ford Financial Fund / Mechanics Strategic and financial rationale Significant value creation Appendix

Transaction summary

1	Structure	▪ HomeStreet Bank will merge with and into Mechanics ▪ HomeStreet will issue shares to Mechanics shareholders ▪ HomeStreet will remain a publicly traded bank holding company under a new name, Mechanics Bancorp ▪ Mechanics will be the accounting acquiror ▪ HomeStreet's balance sheet will be subject to fair value purchase accounting
2	Consideration	▪ 100% stock-for-stock transaction ▪ Fixed exchange ratios where HomeStreet will issue Mechanics shareholders 212.5mm shares ▪ Pro forma diluted shares: 231.7mm ▪ Ownership split: 91.7% Mechanics; 8.3% HomeStreet
3	Branding	▪ Holding company: Mechanics Bancorp ▪ Bank: Mechanics Bank ▪ Headquarters: Walnut Creek, California
4	Leadership	▪ Executive Chairman: Carl Webb ▪ Chief Executive Officer: C.J. Johnson ▪ 9 Board members: 8 from Mechanics, 1 from HomeStreet ▪ Mark Mason retained as a consultant for two years

5	Approvals	▪ Subject to approval from HomeStreet shareholders and Mechanics shareholders
		  ▪ Mechanics shareholders with sufficient voting power to approve the transactions have entered into voting and support agreements to approve the transactions
		▪ Customary regulatory approvals required:
		  ▪ Federal Reserve, FDIC, California Department of Financial Protection and Innovation and Washington State Department of Financial Institutions
		▪ Anticipated closing 3Q'2025
		▪ Capital at close – Tier 1 leverage of 8.3%, CET1 of 12.4% and total risk-based capital of 14.4%
		  ▪ CRE concentration at close of 390%; ex-multifamily 119%
		▪ ~2.3x HomeStreet loan loss reserve at close ($85mm). Pro forma company will have ~1% ACL / loans at close

Note: Projections per Mechanics management

Mechanics
[HomeStreet]
5

Combined company will be the leading community bank in attractive West Coast markets

1

SCARCITY VALUE IN ATTRACTIVE WEST COAST MARKETS

- ✓ $23bn in pro forma assets
- ✓ 3rd largest West Coast and California midcap bank by deposits[1]
- ✓ #3 rank in Seattle and #3 rank in San Francisco[1]

2

TOP DECILE[2] PROFITABILITY

- ✓ ~18% *'26E[3] and* **~19% '27E[3] ROATCE**
- ✓ ~1.4% *'26E[3] and* **~1.5% '27E[3] ROAA**
- ✓ ~$302mm *'26E[3] and* **~$325mm '27E[3] earnings**

3

CORE FUNDED FRANCHISE

- ✓ ~1.4% *Q4'25E cost of deposits*
- ✓ 100% *core funded[4] (paydown of 100% of FHLB and brokered* deposits in connection with closing)
- ✓ Mark-to-market of *HomeStreet's balance sheet*

4

HIGHLY CAPITALIZED WITH STRONG CAPITAL RETURN

- ✓ 12.4% CET1 ratio at close (13.7% in 2027E)
- ✓ 14.4% Total capital ratio at close (15.7% in 2027E)
- ✓ 8.3% Tier 1 leverage at close (8.6% in 2027E)
- ✓ Plan to return excess capital as dividends



HomeStreet (56)
Mechanics (112)
Headquarters
Seattle
WA
MT
Portland
OR
ID
NV
CA
AZ
San Francisco
Walnut Creek
San Jose
Los Angeles
Irvine
San Diego
Honolulu
HI
Hilo

Note: Projections per Mechanics management; [1] Includes banks headquartered in California, Oregon, and Washington with less than $250bn total assets; [2] Relative to West Coast banks, defined as BANC, BANR, BOH, CVBF, FHB, FIBK, GBCI, HFWA, HTBK, PPBI, TCBK and WAFD; [3] Represents fully-synergized operating earnings per Mechanics' management; [4] Assumes funding base is adjusted for the repositioning of wholesale borrowings, brokered deposits and FHLB; pro forma company has no brokered deposits or FHLB; HomeStreet subordinated debt, senior debt and TruPs will remain part of the capital structure

Mechanics

HomeStreet

6

Compelling investment thesis deserving premium valuation

- Premier community bank in West Coast markets (#3 largest in West Coast and California by deposits[1])
- Leading profitability relative to West Coast[2] banks (~19% 2027E ROATCE, ~1.5% 2027E ROAA)
- Low-risk asset strategy powered by best-in-class deposits – simple business model
- Core-funded franchise – no wholesale funding or brokered deposits
- Strongly capitalized and highly liquid balance sheet (74% 2027E L/D, ~13.7% 2027E CET1)
- Substantial dividend potential
- Strong alignment between public investors and Ford Financial Fund (74% owner)
- Potential for a premium valuation – similar to banks that trade at high earnings multiples

Note: Projections per Mechanics management; [1] Includes banks headquartered in California, Oregon, and Washington with less than $250bn total assets; [2] West Coast banks defined as BANC, BANR, BOH, CVBF, FHB, FIBK, GBCI, HFWA, HTBK, PPBI, TCBK and WAFD

Mechanics HomeStreet 7

Agenda Transaction overview Ford Financial Fund / Mechanics Strategic and financial rationale Significant value creation Appendix

Ford Fund has 40+ years of experience with acquisitions

FORD FINANCIAL FUND

Bank investors

- $1.8bn in commitments focused on community bank investments
- Fully invested in Mechanics
- Strong relationship with regulators

Track record

- The Ford Fund is considered among **the nation's most experienced and** successful investors and operators of community banks
- Ford is considered a bank holding company by the Federal Reserve and can therefore own >24.9% of a bank
- Carl Webb has been with Ford since its inception, investing alongside the Fund through several bank acquisitions and exits

Aligned incentives

- $155mm of GP capital invested
- History of successful exits, including through sales
- Invested ~$1.6bn of equity over 45 years, realizing a ~47% gross IRR and ~3.8x gross MOIC

2010	1994	1988	1975
PACIFIC CAPITAL BANCORP	GOLDEN STATE BANCORP	FIRST GIBRALTAR	FIRST UNITED BANK
Distressed bank with low capital levels $500mm cash investment for 91% ownership	One of largest banks in California at the time Merged California Federal into Golden State through a reverse stock merger	Private thrift focused on acquiring distressed banks Became the fourth largest financial institution in Texas and Oklahoma	Became serial acquiror with 19 commercial banks in New Mexico / Texas Accumulated $3.8bn in total assets
SOLD $1,500mm Sold to Union BanCal	SOLD $5,800mm Sold to Citigroup	SOLD $458mm[1] Sold to BoA / Chase Manhattan	SOLD $494mm Sold to Northwest Corp

Source: Company materials; [1] Represents total gains from divestitures of the bank in 1992–1993; including to Bank of America / Chase Manhattan

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HomeStreet
9

Mechanics Bank is Ford's fifth banking platform

Acquisitions since Ford purchase of Mechanics

2015	2016	2018	2019
Mechanics	California Republic Bancorp	Scott Valley Bank	Rabobank
Ford acquires Mechanics	Entry into Orange, Los Angeles and San Diego counties	Expansion in Northern California market	Expanded Mechanics by 100+ branches
Approval[1]: 6 mo.	Approval[1]: 4 mo.	Approval[1]: 2 mo.	Approval[1]: 3 mo.

Total Assets since 2015

Total CAGR: 21%



$3.6
$5.6
$5.6
$6.0
$17.2
$19.1
$19.4
$18.1
$17.5
$16.4
HomeStreet
$22.7³
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

Long-tenured, high-quality deposit franchises

Mechanics

- Founded: 1905
- Completed: April 2015

Deal value: $520mm

Acquired 69% via tender offer to enter California again, this time via high-quality East Bay markets with an attractive, low-cost deposit franchise

California Republic Bancorp

- Founded: 2007
- Completed: September 2016

Deal value: $330mm

High-*growth commercial bank that expanded Mechanics' presence in Southern California; Mechanics drove profitability by using its excess liquidity to fund existing auto loans*

Scott Valley Bank

- Founded: 1858
- Completed: June 2018

Deal value: $123mm

Top-tier deposit franchise with deep ties to local community *that established Mechanics' presence in Northern California*

Rabobank

- Founded: 1961[2]
- Completed: August 2019

Deal value: $1,530mm

Meaningful expansion of branch network across Central Coast through excellent low-cost deposit base; Mechanics carved out ag lending to create significant liquidity

Source: S&P Global Market Intelligence; Note: Financial data as of December 31, 2024; [1] Timelines represent filing to approval dates; [2] Mid-State Bank & Trust founding, one of several high-quality deposit franchises acquired by Rabobank; [3] Represents total assets at close as projected per Mechanics management

Mechanics
HomeStreet
10

Mechanics Bank – a high-performing bank Stockton Yuba City Redding Palm Springs Santa Maria Bakersfield Chico Salinas Santa Barbara Fresno Sacramento San Diego San Francisco Los Angeles 280 80 5 5 15 40 210 10 8 680 15 CA Legend Mechanics Rabobank Scott Valley Bank California Republic Acquired branches: Santa Barbara Bakersfield 5 San Francisco Oakland 880 680 680 Source: S&P Global Market Intelligence; Note: Financial data as of December 31, 2024; ¹ Represents the Nasdaq Regional Banking Index; ² Includes banks headquartered in California with less than $250bn in total assets CoD: 1.38% KRX¹: 2.19% #5 of 51 NIB: 40% KRX¹: 25% #2 of 51 L/D: 69% KRX¹: 85% #8 of 51 ROATCE: 15.2% KRX¹: 13.0% #13 of 51 CET1: 16.1% KRX¹: 12.3% #7 of 51 Eff. ratio: 55% KRX¹: 57% #20 of 51 $16.5bn Total assets 112 Branches #3 CA market share by deposits² Standalone Mechanics Overview Key stats vs. KRX¹ mid-cap banking index As of Q4’24 21% 29% 24% 5% 17% $9.6bn CRE C&I 1-4 Family Cons. / Other Auto 40% 10% 42% 7% $13.9bn Noninterest- bearing Interest-bearing demand MMDA & savings Time Loans Multifamily C&D Deposits 1%4% 11 In runoff

4.6 13.3 13.5 15.7 16.8 15.5 14.3 13.90.1 1.4 1.1 0.7 $4.7 $14.7 $14.6 $16.3 $16.8 $15.5 $14.3 $13.9 0.25% 0.31% 0.36% 0.13% 0.04% 0.25% 1.03% 1.38% Pre- deal¹ Post- deal¹ Q4'19 Q4'20 Q4'21 Q4'22 Q4'23 Q4'24 44 144 144 130 115 115 112 112 0.00% 2.00% 4.00% 6.00% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Top decile deposit franchise ▪ One of the most attractive, high-quality deposit franchises in the U.S. ▪ Average deposit account size of $43k and an average account tenure of nearly 20 years ▪ Highly diversified deposit book (48% consumer, 43% commercial, 9% public) ▪ Core deposits have increased by $0.6 billion (or 5%) since Rabobank deal ▪ No brokered deposits, wholesale funding or borrowings ▪ Consistently ranks in the top decile nationally² on overall cost of deposits and non-interest-bearing deposits (%) – #19 and #6 out of 217, respectively ▪ Cumulative deposit beta meaningfully below the top quartile of KRX banks Core deposits Non-core deposits Cost of deposits 0.25% 0.10% 0.15% Fed Funds KRX³ cost of deposits Cost of deposits Source: FactSet, S&P Global Market Intelligence; Note: Financial data as of December 31, 2024; ¹ Pre-deal represents Q4’18, post-deal represents Q3’19; ² Includes U.S. publicly traded banks above ~$700mm in total assets; ³ Represents the Nasdaq Regional Banking Index; ⁴ Represents change in cost of deposits as percentage of change in Fed Funds target from December 31, 2021 to September 17, 2024 (525 bps) Key takeaways Deposit breakdown since Rabobank acquisition Deposit costs and non-interest-bearing balances Cost of deposits in current rate cycle $bn USD 2021 20232022 2024 4.50% 1.38% 2.19% Percentage Non-Interest-Bearing Deposits (4Q’24)² Industry² Rank: 6 of 217 40% Cost of Deposits (4Q’24)² 1.38% Industry² Rank: 19 of 217 Cumulative Deposit Beta⁴ Beta 28% KRX³ Beta 43% 25th Percentile of Bank Cohort 36% 50th Percentile of Bank Cohort 44% 75th Percentile of Bank Cohort 51% Branches 8/31/2019: Acquisition closes (22%) 12

Dual-pronged strategy: acquisitions and operational excellence 13 PREMIER DEPOSIT INSTITUTIONS: Focus on leveraging Mechanics platform to acquire high-quality, core deposit institutions that provide low-cost funding ADDRESSABLE CHALLENGES: Opportunistic acquiror focused on companies with addressable issues that have attractive core deposit bases INTEGRATION EXPERTISE: Significant experience integrating bank acquisitions with an exceptional track record of success and efficiency DEEP-ROOTED COMMUNITY TIES: Community bank with 100+ year history, exceptional deposit tenure and longstanding ties in our local markets TECHNOLOGY INVESTMENTS: Ongoing digitization of our company creates seamless touchpoints with customers to drive efficient growth CONSERVATIVE ASSET ALLOCATION: Exceptional funding enables focus on low-risk, high-quality assets that drive superior credit and create excess risk-based capital Thoughtful, disciplined, opportunistic M&A Operational excellence

Mechanics’ loan portfolio has delivered superior credit quality Commercial banks Source: FactSet, S&P Global Market Intelligence; Note: Financial data as of December 31, 2024; ¹ Non-residential; ² Includes owner occupied and non-owner occupied; ³ Excludes non-accrual auto loans 0.57% 0.14% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 2016 2019 2021 2024 14 (0.05%) 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% 2016 2019 2021 2024 2016 2019 2021 2024 0.06% 0.11% 0.33% 0.00% 0.00% 0.00% 2016 2019 2021 2024 NCOs / average loans NPAs / assets CONSTRUCTION¹ MULTIFAMILY CRE² NPAs / assets 0.59% 0.18% Total Excluding auto³ Related to two legacy Rabobank loans ($5.9mm) Mechanics has had cumulative net recoveries of $27.4mm since the Rabobank acquisition with only $11.0mm of charge-offs / losses and $38.4mm of recoveries / interest recapture

Mechanics has granular, low-risk CRE with a multifamily focus

- ✓ Highly granular and well-diversified across both collateral types and the sub-markets of California
- ✓ Focus on multifamily lending, with an emphasis on Southern California (54% of total multifamily)
  - Average multifamily loan size of $3.3 million
  - Average multifamily LTV[1] of 52%
  - Average multifamily DCR[2] of 1.65x
- ✓ Modest CRE concentrations in retail and office, both of which have run-**off significantly due to "de-risking" of Rabobank since 2**019
  - Average size of CRE retail and office loans are $3.6 and $2.1 million, respectively
  - Average CRE retail LTV[1] of 51% and DCR[2] of 1.83x; average CRE office LTV[1] of 52% and DCR[2] of 1.65x
- ✓ Total CRE remains ~$4.8bn, with 58% in lower risk-profile multifamily loans
  - CRE concentration of 289%; 114% ex-multifamily as of December 31, 2024
  - Six CRE office loans totaling $27 million in central business districts of San Francisco, Los Angeles, San Diego, Sacramento and Oakland

CRE trends: since Q3'19

($ in millions)	2019Q3	2024Q4	CAGR
Multifamily	$1,124	$2,799	18.9%
Retail	1,282	688	(11.2%)
Office	1,108	535	(12.9%)
Industrial / warehouse	709	396	(10.5%)
Special purpose	291	163	(10.4%)
Hotel / motel	224	138	(8.8%)
Mixed use	259	93	(17.7%)
Total CRE	$4,997	$4,812	(0.7%)

CRE composition: Q4'24

CRE & multifamily yield: 4.77%



Hotel, 3%
Mixed use, 2%
Special purpose, 3%
Industrial, 8%
Office, 11%
$4.8bn
Retail, 14%
Multifamily, 58%

CRE geography: Q4'24



Orange, 3%
Other States, 3%
Northern California, 3%
San Francisco, 4%
Los Angeles, 29%
Sacramento, 4%
North Bay, 5%
South Bay, 5%
$4.8bn
Inland Empire, 7%
Central Valley, 11%
San Diego, 8%
East Bay, 10%
Central Coast, 9%

Note: Financial data as of December 31, 2024; [1] LTV defined as current loan balance divided by most recent appraisal; CRE LTV does not include multifamily; [2] DCRs based on most recent review (origination in instances where loan is below review threshold); CRE DCRs exclude owner-user loans

Mechanics
HomeStreet
15

Superior risk-adjusted returns with significant capital flexibility Source: FactSet, S&P Global Market Intelligence; Note: Projections per Mechanics management; Assumes Mechanics’ excess capital above 8.6% leverage ratio is paid as dividends in 4Q’25 and moving forward; Financial data as of December 31, 2024; 2025E – 2027E numbers represent Mechanics standalone forecast; ¹ Reflects core metrics, adjusting for $149mm after-tax loss from securities repositioning; ² Assumes dividends are paid in 2025 Net income $93 $206 $217 $202 $178¹ $187 $205 $230 2020 2021 2022 2023 2024 2025E 2026E 2027E Efficiency ratio 62% 52% 49% 54% 57% 54% 52% 49% 2020 2021 2022 2023 2024 2025E 2026E 2027E ROATCE Tier 1 leverage ratio 8.1% 14.9% 17.9% 17.5% 13.6%¹ 13.5%² 16.1% 17.3% 2020 2021 2022 2023 2024 2025E 2026E 2027E $29 2.9% 16 Adjusted for securities repositioning 0.52% 1.05%¹1.09% 1.15% 1.11% 1.12% 1.23% 1.35% ROAA: 8.3% 8.1% 8.4% 9.3% 9.7% 8.6% 8.6% 8.6% 2020 2021 2022 2023 2024 2025E 2026E 2027E

Agenda Transaction overview Ford Financial Fund / Mechanics Strategic and financial rationale Significant value creation Appendix

3rd Largest West Coast and California bank by deposits Source: S&P Global Market Intelligence; Note: Deposit data as of June 30, 2024; ¹ Pro forma for HomeStreet acquisition; deposit totals are reduced by the paydown of $751mm of HomeStreet brokered deposits in Washington and $249mm of HomeStreet other high-cost deposits; Transaction expected to include additional $1bn run-off of high-cost CDs following closing; not accounted for in the above deposits Top West Coast Headquartered Banks by deposits Top California Headquartered Banks by deposits Significant scarcity value in desirable West Coast and California markets $49.4 $18.1 $15.5¹ $15.1 $13.5 $11.8 $10.6 $8.8 $8.1 $5.3 $51.3 $39.5 $18.9¹ $18.1 $15.9 $15.8 $14.1 $12.5 $11.8 $11.1 Includes banks headquartered in California, Oregon and Washington with less than $250bn total assets; California, Oregon and Washington deposits shown Includes banks headquartered in California with less than $250bn total assets; California deposits shown 18

Top 10 share in many West Coast markets

Top pro forma markets

Top 10 | 10–20 | >20

Deposits ($bn) | Rank

	Mechanics	HomeStreet	Mechanics / HomeStreet
Seattle		$4.0 | #8	$4.0 | #8
San Francisco	$3.9 | #10		$3.9 | #10
Los Angeles	$1.2 | #38	$0.7 | #51	$1.9 | #33
San Luis Obispo	$1.4 | #2		$1.4 | #2
Santa Barbara	$1.1 | #6		$1.1 | #6
Salinas	$1.1 | #4		$1.1 | #4
Oxnard	$0.9 | #6		$0.9 | #6
Riverside	$0.4 | #19	$0.4 | #20	$0.8 | #15
El Centro	$0.6 | #1		$0.6 | #1
Honolulu		$0.6 | #7	$0.6 | #7
Sacramento	$0.5 | #16		$0.5 | #16
Chico	$0.4 | #8		$0.4 | #8
Bakersfield	$0.4 | #9		$0.4 | #9
Siskiyou county	$0.3 | #1		$0.3 | #1
Portland		$0.3 | #16	$0.3 | #16

California and Washington are especially attractive markets

California is the 2nd largest deposit market in the U.S.

California has the 5th largest economy in the world by GDP

California and Washington are in top 10 states for household income[1]:

WA (#5): $96,000

CA (#9): $95,000

California and Washington are central hubs for leading technology, media and healthcare companies

California and Washington are home to many exceptional universities and academic institutions

Seattle is one of the fastest growing large cities in the United States

Source: Public Policy Institute of California; S&P Global Market Intelligence; Note: Branch and deposit data as of June 30, 2024; [1] Represents current median household income; excludes District of Columbia

Mechanics HomeStreet 19

HomeStreet's high growth was supported with expensive funding . . . 20 Source: Company filings; S&P Global Market Intelligence; Note: Financial data as of December 31, 2024; ¹ Represents total deposits excluding time deposits Securities and Loans Funding 1.0 1.1 1.3 1.4 1.5 1.6 1.5 1.3 1.4 1.3 1.3 1.3 1.1 5.5 5.9 6.8 7.2 7.4 7.5 7.4 7.4 7.4 7.4 7.4 7.3 6.2 $6.6 $7.0 $8.1 $8.6 $8.9 $9.1 $8.9 $8.7 $8.8 $8.7 $8.6 $8.6 $7.4 2021Q4 2022Q1 2022Q2 2022Q3 2022Q4 2023Q1 2023Q2 2023Q3 2023Q4 2024Q1 2024Q2 2024Q3 2024Q4 Loans: +$0.7bn Securities: +$0.1bn Change vs Q4’21: 5.2 5.4 5.2 4.9 4.5 4.4 3.9 3.8 3.5 3.4 3.3 3.3 3.1 0.9 0.9 1.0 1.7 2.9 2.7 2.7 2.9 3.2 3.1 3.2 3.2 3.3 0.0 0.3 1.5 1.6 1.0 1.6 1.3 1.2 1.1 1.5 1.6 1.6 1.0 0.2 0.2 0.2 0.2 0.3 0.5 0.9 0.9 0.9 0.8 0.5 0.5 0.2 $6.4 $6.8 $7.9 $8.4 $8.7 $9.2 $8.9 $8.8 $8.8 $8.8 $8.6 $8.6 $7.6 2021Q4 2022Q1 2022Q2 2022Q3 2022Q4 2023Q1 2023Q2 2023Q3 2023Q4 2024Q1 2024Q2 2024Q3 2024Q4 Time deposits: +$2.4bn Core deposits: ($2.1bn) FHLB: +$1.0bn Change vs Q4’21: Other debt: +$0.0bn Securities Net Loans$bn USD Core deposits¹ Time deposits FHLB Other debt$bn USD

. . . resulting in a bifurcated deposit base with attractive core funding that is in line with Mechanics' acquisition strategy Balance sheet composition as of 4Q’24 (%) 9%5% 58% 76% 27% 14% 6%5% Other assets Loans Securities Cash and cash equivalents Assets 79% 39% 6% 40% 12% N/A 3% 1% 0% 14% 5% Other liabilities Equity Liabilities and equity $8.1bn $16.5bn $8.1bn $16.5bn Senior, subordinate and trust preferred debt FHLB Time deposits Core deposits² $3.1bn at 0.91% Interest transaction 0.36% 0.05% Savings / MMDA 1.69% 2.74% Core deposits² 0.91% 1.27% Time deposits 4.64% 2.78% Borrowings 4.74% N/A Total funding 3.21% 1.38% Securities³ 3.17% 3.72% SFR / HELOC loans 5.30% 4.05% CRE / MF loans 4.37% 4.77% C&I loans 6.96% 7.07% Earning assets 4.50% 4.67% Average cost (pre-purchase accounting)¹ (%)Average yield (pre-purchase accounting)¹ (%) Core deposits are similarly priced at both banks 21 Source: Company filings, S&P Global Market Intelligence; Note: Financial data as of December 31, 2024 ¹ Based on bank level regulatory reporting, excluding the impacts of purchase accounting adjustments; ² Represents total deposits excluding time deposits; ³ Securities yield is FTE at cost basis

Mechanics' capital and liquidity provide capacity to mark assets, paydown expensive wholesale funding and add high quality deposits

Illustrative paydown of HomeStreet wholesale borrowings ($mm)



FHLB
Brokered deposits
Other high-cost deposits
$2,000
$249
$751
$1,000
($249)
($751)
($1,000)
Plan to run off additional ~$1bn of high-cost CDs in year 1
$0
Q4'24
Other high-cost deposits
Brokered deposits
FHLB
At close

Post-paydown benefits

- ✓ **$0** FHLB borrowings
- ✓ **$0** Brokered and other non-core[1] deposits
- ✓ **$160mm** Leverage capital released from wholesale paydown[2]
- ✓ **~25%** Cash & securities / assets

Sources	Uses	
~$2,000mm Excess liquidity (AFS and excess cash)	~$1,000mm High-cost deposits	~$1,000mm High-cost FHLB

Source: Company filings, S&P Global Market Intelligence; Note: Financial data as of December 31, 2024; [1] Assumes paydown of all brokered deposits and other high-cost CDs; [2] Assuming 8.0% Tier 1 leverage

Mechanics
HomeStreet
22

Combined company will use low-beta, high-quality deposits to fund low- risk, duration-matched loans . . . Source: Company filings, S&P Global Market Intelligence; Note: Financial data as of December 31, 2024; Pro forma portfolios assume the paydown of $751mm of brokered deposits and $249mm of other high-cost deposits at close; Pro forma loan portfolio excludes the impacts of purchase accounting; ¹ Reflects metrics at close 15% 48% 8% 5% 18% 7% 19% 36% 4% 5% 21% 5% 10% 21% 29% 1% 4% 24% 5% 17% $9.6bn CRE Multifamily C&DC&I 1-4 Family Consumer / Other $6.2bn CRE MultifamilyC&D C&I 1-4 Family Consumer / Other $15.9bn CRE Multifamily C&D C&I 1-4 Family Consumer / Other 19% 5% 25% 51% 35% 9% 39% 17% 40% 10% 42% 7% $13.9bn Noninterest-bearing Interest-bearing demand MMDA & savings Time $6.4bn $19.4bn Noninterest- bearing Interest-bearing demand MMDA & savings Time Noninterest-bearing Interest-bearing demand MMDA & savings Time Loans: Deposits: L/D: 69% L/D: 97% L/D: 78%¹ CRE concentration: 289% CRE concentration: 575% CRE concentration: 390%¹ Does not include planned runoff of ~$1bn high-cost CDs 23 Auto In runoff Auto In runoff

. . . creating a highly profitable combined institution

Combination unlocks HomeStreet earnings



$20
$205
$59
$52
($34)
$302
$277
$25
HMST consensus '26 earnings
Mechanics '26E net income
Fully phased in synergies
Repositioning, NII & merger adjustments¹
Merger dissynergies
Combined '26E earnings

Key highlights

~23% EPS accretion
to HomeStreet shareholders

Meaningful cost saves
$59mm of after-tax savings

~$302mm | ~$314mm
2026E Pro forma earnings
Operating earnings | cash earnings[2]

~$325mm
2027E Pro forma operating earnings

Mark-to-market of HomeStreet
$52mm of incremental net interest income
with minimal execution risk

Source: Mechanics' management projections; see Appendix for further detail; [1] Includes loan, deposit and borrowings marks, impacts of balance sheet repositioning, non-PCD double-count, AOCI accretion, amortization of CDIs, HomeStreet amortization expense, statutory tax rate adjustment, lost spread from CD outflows post close and repricing of CDs; [2] Reverses impact of CDI amortization

Mechanics
HomeStreet
24

~19% ~18%² 16.1% 14.5% 14.5% 13.7% 12.9% 12.5% 12.0% 11.7% 11.4% 10.3% 10.1% 10.0% 7.4% 4.2% 2027 Pro forma 2026 Pro forma MB FHB GBCI CVBF BOH FIBK BANR TCBK HFWA WAFD HTBK BANC PPBI HMST Combined company is the most profitable among West Coast banks¹ . . . 2026E ROATCE ~1.5% ~1.4%² 1.39% 1.23% 1.18% 1.17% 1.13% 1.06% 1.00% 0.96% 0.88% 0.82% 0.78% 0.76% 0.73% 0.25% 2027 Pro forma 2026 Pro forma CVBF MB TCBK GBCI BANR FHB HFWA FIBK HTBK WAFD PPBI BANC BOH HMST 2026E ROAA 2026E Efficiency ratio 45% 48% 49%² 52% 55% 57% 58% 59% 60% 61% 61% 61% 61% 63% 67% 88% CVBF 2027 Pro forma 2026 Pro forma MB WAFD GBCI FHB TCBK HTBK BOH BANC FIBK BANR HFWA PPBI HMST Source: FactSet, S&P Global Market Intelligence; Note: Financial data as of December 31, 2024; Market data as of March 28, 2025; ¹ West coast banks include BANC, BANR, BOH, CVBF, FHB, FIBK, GBCI, HFWA, HTBK, PPBI, TCBK and WAFD; ² Fully-synergized operating figure excludes one-time charges, based on Mechanics’ management projections 25

. . . with a low-risk, well-capitalized, core funded balance sheet Source: FactSet, S&P Global Market Intelligence; Note: Financial data as of December 31, 2024; ¹ Represents 2025Q4 projected data, assuming paydown of $751mm of brokered deposits and $249mm of other high- cost deposits at close; ² Represents the CET1 ratio at close CET1 ratio 17.1% 16.2% 16.1% 13.4% 13.2% 12.8% 12.7% 12.4%² 12.4% 12.2% 12.0% 11.6% 11.5% 10.6% 8.6% PPBI CVBF MB HTBK TCBK FHB GBCI Pro forma BANR FIBK HFWA BOH WAFD BANC HMST 26 1.14% 1.38% ~1.4%¹ 1.58% 1.59% 1.61% 1.65% 1.70% 1.72% 1.73% 1.85% 1.89% 2.57% 3.14% 3.27% CVBF MB Pro forma TCBK FHB BANR HFWA HTBK GBCI FIBK BOH PPBI BANC WAFD HMST Cost of funds 68% 69% 71% 71% 72% 78% 78%¹ 83% 84% 84% 84% 84% 88% 97% 99% BOH MB FHB CVBF HTBK FIBK Pro forma PPBI TCBK GBCI BANR HFWA BANC HMST WAFD Loan / deposits

Pro forma franchise has increased scale, less risk and top decile profitability . . .

		HomeStreet	→ Mechanics / H	
Markets	Total assets	$8.1bn	$23bn	✓
	Deposit rank in West coast market[1]	14	3	✓
	Deposit rank in California[1]	–	3	✓
	Branches	56	168	✓
Profitability (2026E)	Ownership	100.0%	8.3%	
	Net income	$20mm	$302mm[2]	
	HomeStreet net income	$20mm	$25mm	✓
	ROAA	0.25%	1.4%[2]	#1[4]
	ROATCE	4.2%	18%[2]	#1[4]
	NIM	2.1%	3.9%[2]	#1[4]
	Efficiency ratio	88%	49%[2]	✓
Balance sheet	CET1	8.6%	12.4%	✓
	Tier 1 leverage	5.8%	8.3%	✓
	Total capital	12.2%	14.4%	✓
	CRE concentration	575%[3]	390%	✓
	Loans / deposits	97%	78%	✓
	Cash + securities / assets	18%	25%	✓
Funding	Cost of funds	3.27%	~1.4%[5]	✓
	FHLB + brokered deposits / assets	22%	0%	#1[4]
	% Noninterest-bearing deposits	19%	35%	✓
	CDs / deposits	51%	17%	✓

Source: S&P Global Market Intelligence, FactSet; Note: Financial data as of December 31, 2024; Market data as of March 28, 2025; Check mark indicates improvement versus HomeStreet standalone; [1] West Coast includes banks headquartered in California, Oregon and Washington with less than $250bn of assets; California includes banks headquartered in California with less than $250bn of assets; [2] Fully-synergized operating figure, based on Mechanics' management projections; [3] Represents commercial real estate loans as a percentage of total risk-based capital (HoldCo level); [4] Relative to West Coast banks, including BANC, BANR, BOH, CVBF, FHB, FIBK, GBCI, HFWA, HTBK, PPBI, TCBK and WAFD [5] Represents 2025Q4 projected data; Includes run-off of $1.0bn of high-cost CDs and adjusts for repricing of CDs

Mechanics HomeStreet 27

. . . and is financially compelling to existing shareholders

Highly accretive to earnings	**$1.31** 2026E EPS[1]	**~23%** 2026E EPS accretion[1]	**230bps+** Annual CET1 generation[2]
Low-risk, well-capitalized, core funded balance sheet	**12.4%** CET1	**8.3%** Tier 1 leverage	**0%** Wholesale funded (no brokered deposits and FHLB)
Top tier deposit franchise	**3rd** Largest West Coast and California franchise by deposits[3]	**35%** Non-interest bearing	**~1.4%** *4Q'25E cost of funds*

[1] Fully synergized based on HomeStreet consensus estimates; [2] Organic CET1 generation before dividends; [3] Includes banks headquartered in California, Oregon, and Washington with less than $250bn in assets

Mechanics
[HomeStreet]
28

Agenda Transaction overview Ford Financial Fund / Mechanics Strategic and financial rationale Significant value creation Appendix

Combined company is expected to materially outperform most West Coast and high-multiple national banks

		Estimated pro forma (2026E)[1]	Better than West coast banks?	Better than high-multiple banks?	West coast banks[2] Median[4]	West coast banks[2] Top quartile[4]	High-multiple banks[3] Median[4]
Profitability (2026E)	Net interest margin	3.9%	#1	#1	3.44%	3.57%	3.49%
	ROAA	1.4%	#1	✓	0.98%	1.14%	1.30%
	ROATCE	18%	#1	✓	11.9%	13.1%	14.5%
Funding *(Q4'24)*	Cost of funds	**~1.4%[5]**	✓	✓	1.71%	1.61%	1.66%
	Loans / deposits	78%	✓	~	83%	72%	71%
	Wholesale / total funding	0%	#1	#1	4%	2%	1%
Capital return (2026E)	Target dividend payout	**>90%[6]**	#1	#1	47%	59%	44%

Source: S&P Global Market Intelligence; Note: Financial data as of December 31, 2024; Market data as of March 28, 2025; Check mark indicates metric is better than respective West coast or high-multiple bank median; Tilde indicates metric is in-line with respective West coast or high-multiple bank median; [1] Net interest margin, ROAA and ROATCE represent fully-synergized operating figures, as per Mechanics management; [2] West coast banks include BANC, BANR, BOH, CVBF, FHB, FIBK, GBCI, HFWA, HTBK, PPBI, TCBK, and WAFD; [3] Includes BOH, CBSH, CBU, FFIN, FHB, GBCI and UBSI; [4] Based on consensus estimates for 2026E profitability and capital return; [5] Represents 2025Q4 projected data; includes run-off of $1.0bn of high-cost CDs and adjusts for repricing of CDs; [6] Assumes a target of $300mm of dividends

Mechanics

[HomeStreet]

30

Implied multiples West coast banks¹ High-multiple banks² Metric Median Top quartile Long-term median⁴ Median Price / Pro forma '26E EPS³ $1.31 11.1x 12.4x 12.9x 14.4x HomeStreet share price⁵ $9.30 $14.55 $16.23 $16.80 $18.79 Memo: potential upside 56% 75% 81% 102% Implied pro forma P/TBV $7.51 1.94x 2.16x 2.24x 2.50x Combined company positioned for upside Source: S&P Global Market Intelligence; Note: Financial data as of December 31, 2024; Market data as of March 28, 2025; ¹ West coast banks include BANC, BANR, BOH, CVBF, FHB, FIBK, GBCI, HFWA, HTBK, PPBI, TCBK, and WAFD; ² Includes BOH, CBSH, CBU, FFIN, FHB, GBCI and UBSI; ³ Fully synergized 2026E operating EPS based on Mechanics’ management projections; Consensus 2026E multiples shown for west coast and high multiple banks ⁴ Represents 5-year median of West Coast banks; ⁵ Represents 2026E pro forma EPS multiplied by indicative P/E ratio 31 Potential upside Current share price Pro forma TBVPS at close

Illustrative value creation to HomeStreet shareholders Note: ¹ Fully synergized operating figure based on Mechanics’ management projections; ² Represents 2026E pro forma net income multiplied by indicative P/E ratio; ³ Assumes a target of $300mm of dividends ⁴ Relative to HomeStreet market cap of $180mm as of March 28, 2025 32 2026E P/E $mm 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x 17.0x 2026E pro forma net income¹ $302 $302 $302 $302 $302 $302 $302 $302 Value of pro forma company² $3,020 $3,322 $3,624 $3,926 $4,228 $4,530 $4,832 $5,134 Dividend yield³ 9.9% 9.0% 8.3% 7.6% 7.1% 6.6% 6.2% 5.8% Value attributable to HomeStreet (8.3%) $252 $277 $302 $327 $352 $378 $403 $428 Value creation to HomeStreet shareholders⁴ $72 $97 $122 $148 $173 $198 $223 $248 Implied P/TBV 1.73x 1.91x 2.08x 2.25x 2.43x 2.60x 2.78x 2.95x Value creation (%) to HomeStreet⁴ 40% 54% 68% 82% 96% 110% 124% 138%

West Coast banks¹: Forward ROATCE vs P/TBV regression BANC BANR BOH CVBF FHB FIBK GBCI HFWA HTBK PPBI TCBK WAFD y = 19.69x - 0.78; R² = 0.76 0.75x 1.00x 1.25x 1.50x 1.75x 2.00x 2.25x 2.50x 2.75x 3.00x 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% 22.0% P /T B V 2026E ROATCE 2.76x 18% Source: S&P Global Market Intelligence; Note: Financial data as of December 31, 2024; Market data as of March 28, 2025; ¹ West coast banks include BANC, BANR, BOH, CVBF, FHB, FIBK, GBCI, HFWA, HTBK, PPBI, TCBK and WAFD; ² Fully-synergized operating figure, based on Mechanics’ management projections 33 2026E ROATCE: 18%² Implied P/TBV: 2.76x TCE at close: $1,737mm Implied equity value: $4,798mm Illustrative pro forma company

Future Mechanics Bank strategy

Opportunistic M&A paired with the operational excellence of a talented management team

- ✓ Efficiently integrate HomeStreet acquisition, including carefully planned core systems conversion in Q1 2026
- ✓ Continued prudence with mortgage and commercial real estate lending
  1. Primarily a balance sheet lender (substantially reduce gain-on-sale)
  2. Decreased CRE concentration over time
  3. Explore strategic options to maximize value of multifamily DUS business
- ✓ Continued runoff and likely sale of the remaining auto book post-closing
- ✓ Maintain single family construction lending of HomeStreet within Mechanics Bank underwriting guidelines
- ✓ Continue to invest in high-growth Wealth Management division
- ✓ Profitably grow core deposits across retail and commercial channels
- ✓ Continue to invest in technology across the enterprise

Mechanics

[HomeStreet]

34

Agenda Transaction overview Ford Financial Fund / Mechanics Strategic and financial rationale Significant value creation Appendix

Extensive due diligence conducted on HomeStreet

51%	$2.4bn	2	**Mechanics' third**-party advisors
% of commercial loans[4] reviewed by Mechanics	Commercial loan balances reviewed by Mechanics	Due diligence processes completed by Mechanics (2024, 2025)	J.P. Morgan, Wachtell, KPMG

Key themes:

Overview of diligence

- Mechanics and HomeStreet have completed two independent diligence processes while exploring potential acquisitions in both early 2024 and 2025
- Mobilized entire team, including executives from credit, finance, HR, operations, IT and compliance to analyze all aspects of HomeStreet
- Mechanics engaged external advisors including J.P. Morgan[1], Wachtell, Lipton, Rosen & Katz[2] and KPMG[3]

Key findings

- Reviewed commercial loans with outstanding balances totaling $2.4bn, representing 51% of commercial balances
- 94% of criticized loans (Special Mention and worse) were reviewed, with remainder passed on due to small balance size
- HomeStreet has a highly attractive core deposit base that complements Mechanics Bank's
- Meaningful expense-based synergy opportunities

Experienced M&A history

- Leading integrations in bank M&A in California since 1994
- Highly confident in a successful and efficient integration

Diligence focus areas included:

- Credit and Underwriting
- Finance and Accounting
- Funding and Liquidity
- Regulatory
- Risk Management
- Legal
- Human Resources
- Commercial Real Estate
- Branch Strategy
- Compliance
- Information Technology
- Operations

[1] Financial advisory; [2] Legal and regulatory; [3] Quality of earnings, loan level cash flows, interest rate sensitivities, valuation, HR, tax, IT and single / multifamily lending; [4] Based on loan balances of HomeStreet

Mechanics
[HomeStreet]
36

Key financial assumptions

Earnings	▪ Mechanics: Management forecast through 2027, as reflected on slide 16 ▪ HomeStreet: Consensus estimates for 2026; Mechanics management forecast in 2027
Cost synergies	▪ $82mm pre-tax (42% of HMST 2024 reported non-interest expense) ▪ 32% phase-in in Q4'25; 55% phase-in in Q1'26; 90% phase-in in Q2'26; 100% phase-in thereafter
Restructuring charge	▪ $115mm pre-tax – phased in over the first five quarters after close, with $85mm pre-tax ($69mm after-tax) incurred at close
Core deposit intangibles	▪ $92mm CDI created; 3.3% of non-time deposits at close[1]; amortized over 10 years using sum-of-the-years'-digits
Credit mark / CECL impacts	▪ 2.29x HomeStreet loan loss reserve at close ($85mm) ▪ $55mm of PCD credit mark (provisioned into ACL) ▪ $30mm of non-PCD discount accreted into earnings ▪ $30mm Day 2 credit mark (provisioned into ACL) ▪ Total loss absorption capacity of $115mm (1.92% of loans)[2]
Purchase accounting (Pre-tax)	▪ AOCI, rolled forward to close: ($71mm), accreted over remaining life of securities ▪ Loans at close: ($200mm[4]), accreted over remaining life of loans ▪ Deferred origination costs on loans: ($22mm) ▪ Fixed assets: ($6mm) ▪ OREO: ($1mm) ▪ Unfunded loan loss liability: ($4mm) ▪ Deposits: None ▪ Debt: $40mm, amortized over remaining life of debt[3] ▪ Reversal of HomeStreet DTA valuation allowance: $48mm
Balance sheet restructuring	▪ Assumes Mechanics sells ~$1.25bn of AFS securities and utilizes the combined company's excess liquidity ▪ Paydown of costly HomeStreet funding: (~$1,000mm of FHLB, ~$249mm of high-cost deposits) ▪ Paydown of brokered deposits: ~$751mm
Additional assumptions	▪ Mechanics standalone tax rate: 29.5% ▪ Purchase accounting & pro forma tax rate: 27.3%

Source: Company filings; FactSet; S&P Global Market Intelligence; Note: Market data as of March 28, 2025; Financial data as of December 31, 2024

[1] Excludes $249mm of high-cost CDs paid down at close; [2] Includes $85mm allowance on acquired loans and $30mm net credit discount on acquired non-PCD loans; [3] Includes $2mm senior debt; $23mm subordinated debt; $14mm trust preferred debt; [4] Assumes net loan mark is rolled forward to close ($250mm interest rate mark excluding loan roll-off)

Mechanics
HomeStreet
37

Purchase accounting summary

Tangible book value per basic share

$mm	$mm	mm shares	mm $ per share
HomeStreet			
HomeStreet tangible book value as of Dec. 31, 2024	$390	18.9	$20.60
Three quarters of earnings, AOCI accretion and intangible amort.	16		
Standalone HomeStreet TBVPS at close	$406	18.9	$21.44
Pro forma			
Standalone HomeStreet tangible book value at close	$406	18.9	
Standalone Mechanics tangible book value at close[1]	1,573		
Reversal of HomeStreet equity and intangibles	(406)		
Merger consideration for accounting purposes	300	212.3	
CDI and writeup of DUS license	(107)		
Bargain purchase gain	61		
After-tax restructuring charge	(68)		
After-tax CECL double count	(22)		
Pro forma tangible book value at close	$1,737	231.2	$7.51

Bargain purchase gain calculation

	$mm
Fixed exchange ratio	3301.1x
Mechanics contribution	3,300
Mechanics shares outstanding	0.06
Contribution of Mechanics per share	$51,270
HomeStreet diluted shares	19.3
Reciprocal exchange ratio	0.0003x
Merger consideration for accounting purposes	$300
Standalone HomeStreet TBV at close	$406
Reversal of DTA valuation allowance	48
After-tax net credit mark	(35)
After-tax amortized loan discount	(16)
After-tax loan mark	(145)
After-tax fixed asset mark	(4)
After-tax OREO mark	(1)
After-tax unfunded loan liability	(3)
After-tax borrowings mark[2]	28
Adjusted HomeStreet TBV at close	$278
Excess over adjusted tangible book value	$22
(–) Core deposit intangible created	92
(+) DTL on CDI	24
(-) Writeup of DUS license	15
Goodwill created / (bargain purchase gain)	($61)

Bargain purchase gain of $61mm

Note: [1] Mechanics standalone tangible book value per share includes 4Q'24 TBV as well as three quarters of net income, AOCI accretion and intangible amortization; [2] Includes $2mm (pre-tax) senior debt; $23mm (pre-tax) subordinated debt; $14mm (pre-tax) trust preferred debt

Mechanics
[HomeStreet]
38

$mm, except per share values 2026E HomeStreet consensus standalone net income $20 Mechanics standalone net income 205 Combined net income $225 Cost synergies 59 HomeStreet existing amortization expense 1 Accretion / (amortization) of loan mark 45 Accretion / (amortization) of debt mark (5) Amortization of CDIs (after-tax) (12) Accretion of non-PCD double count 7 Accretion / (amortization) of AOCI 9 Balance sheet restructuring 7 Reduction in fee income / Durbin / other earnings adjustments (34) Pro forma net income (fully synergized) $302 HomeStreet diluted shares outstanding 19.3 Shares issued to Mechanics shareholders 212.5 Pro forma average diluted shares outstanding 231.7 HomeStreet (fully synergized) Pro forma EPS $1.31 Standalone EPS 1.06 Accretion / (dilution) (%) 23% Purchase accounting summary (cont’d) Earnings per share accretion 39 Source: Mechanics’ management projections

Details on Mechanics Bank standalone CRE portfolio CRE by collateral ($mm) % of Avg Total Non-owner Owner Collateral type Balance Owner-occupied LTV¹ size classified classified classified Multifamily $2,799 0% 52% $3.3 $1.3 $1.3 $0.0 Retail 688 3% 51% 3.6 9.1 7.7 1.4 Office 535 18% 52% 2.1 19.7 19.7 0.0 Industrial / w arehouse 396 35% 43% 1.8 1.2 0.0 1.2 Other 163 52% 49% 2.0 7.3 0.0 7.3 Hotel / motel 138 1% 52% 4.9 0.0 0.0 0.0 Mixed use 93 22% 44% 1.2 0.2 0.0 0.2 Total $4,812 10% 49% $2.8 $38.8 $28.7 $10.1 CRE by collateral and origination ($mm) Collateral type Balance 2024 2023 2022 2021 2020 2019 or earlier Multifamily $2,799 7% 14% 28% 25% 14% 14% Retail 688 1% 1% 18% 4% 1% 75% Office 535 1% 2% 22% 5% 7% 62% Industrial / w arehouse 396 4% 4% 28% 11% 5% 48% Other 163 0% 7% 27% 8% 0% 57% Hotel / motel 138 0% 10% 16% 22% 0% 52% Mixed use 93 2% 2% 13% 0% 6% 77% Total $4,812 4% 9% 25% 17% 9% 34% 40 Source: Mechanics management; Note: Financial data as of December 31, 2024; ¹ LTV defined as current loan balance divided by most recent appraisal

Details on Mechanics Bank standalone CRE portfolio (cont’d) CRE by collateral and reset / maturity ($mm) CRE by loan size and collateral ($mm) 41 Source: Mechanics management; Note: Financial data as of December 31, 2024 Balance maturing Rate resets Maturity & rate reset Collateral type Balance next 24 months next 24 months % of loans Multifamily $2,799 $56 $45 4% Retail 688 354 0 52% Office 535 184 1 35% Industrial / w arehouse 396 63 12 19% Other 163 41 9 30% Hotel / motel 138 54 4 42% Mixed use 93 26 4 31% Total $4,812 $777 $76 18% Loan size Multifamily Retail Office Industrial Other Hotel / motel Mixed use Total Greater than $20mm $61 $45 $49 $0 $43 $20 $0 $217 $10mm–$20mm 631 186 152 73 12 47 10 1,111 $5mm–$10mm 706 237 119 83 29 42 19 1,235 $1mm–$5mm 1,307 190 164 194 60 27 44 1,986 Less than $1mm 93 30 52 46 20 2 21 264 Total $2,799 $688 $535 $396 $163 $138 $93 $4,812 Count 846 190 252 226 80 28 78 1,700 Average size $3.3 $3.6 $2.1 $1.8 $2.0 $4.9 $1.2 $2.8

Pro forma deposit overview

Mechanics

Segment	Number of accounts	Deposit balance ($bn)	Deposit balance (%)	Average account size	Weighted age (yrs)	Cost[1]
Consumer	268,152	$6.7	48%	$25,017	20.6	1.17%
Business	54,261	6.0	43%	111,214	16.9	1.06%
Public	1,133	1.2	9%	1,058,152	27.3	3.04%
Servicing	–	–	–	–	–	–
Brokered	–	–	–	–	–	–
Total	323,546	$13.9	100%	$43,091	19.6	1.28%

HomeStreet

Segment	Number of accounts	Deposit balance ($bn)	Deposit balance (%)	Average account size	Weighted age (yrs)	Cost[1]
Consumer	122,717	$3.6	56%	$29,125	8.9	2.89%
Business	18,587	1.7	26%	89,186	11.3	1.18%
Public	153	0.3	5%	2,196,944	5.7	4.18%
Servicing	106	0.1	1%	902,560	36.6	–
Brokered	5	0.7	12%	149,881,800	0.2	4.61%
Total	141,568	$6.4	100%	$45,300	8.7	2.68%
Total (adj.)[2]	126,660	$4.4	100%	$34,870	10.9	1.74%

Pro forma Mechanics (adjusted)[2]

Segment	Number of accounts	Deposit balance ($bn)	Deposit balance (%)	Average account size	Weighted age (yrs)	Cost[1]
Consumer	376,684	$9.4	51%	$24,894	17.5	1.46%
Business	72,143	7.6	41%	105,350	15.9	1.04%
Public	1,273	1.3	7%	1,007,771	25.6	3.05%
Servicing	106	0.1	1%	902,560	36.6	–
Brokered	–	–	–	–	–	–
Total	450,206	$18.4	100%	$40,773	17.5	1.39%

Source: Mechanics management; Note: Financial data as of December 31, 2024; [1] Represents spot rate as of December 31, 2024; [2] Assumes runoff of $1bn of high-cost CDs, paydown of all brokered deposits and $249mm of additional high-cost deposits at HomeStreet

Mechanics
HomeStreet
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